Exhibit 10.9

NOTE PURCHASE AGREEMENT

THIS NOTE PURCHASE AGREEMENT, dated as of April 23, 2025 (this “Agreement”), is entered into by and between Infinity Asset Solutions Ltd., a a company incorporated under the laws of the British Virgin Islands (“Buyer”), MMTEC, Inc., a company incorporated under the laws of the British Virgin Islands (“Seller”), and XChange TEC.INC (formerly FLJ Group Limited), a company incorporated under the laws of the Cayman Islands (the “Company”).

RECITALS

A. Seller is the holder of that certain Secured Promissory Note dated December 28, 2023 made by the Company in the original principal amount of US$153,000,000 (the “Note”).

B. As of the date of this Agreement, a total of US$153,738,529 in unpaid principal and accrued and unpaid interest remains outstanding under the Note (the “Outstanding Amount”).

C. Upon the terms and conditions set forth in this Agreement, Seller proposes to sell, transfer and assign to Buyer, and Buyer agrees to purchase from Seller, a portion of the Note representing US$51,988,242.00 of the Outstanding Amount, of which the unpaid principal is

$50,000,000.00 and unpaid interest is $1,988,242.00 as of the date of this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Purchase of the Note.

1.1. Purchase and Sale of the Note. Subject to the terms and conditions set forth herein, in consideration of Buyer’s payment of $5,000,000.00 in immediately available funds (the “Purchase Price”) to Seller, as of the Closing Date (as defined below), Seller hereby sells, transfers and assigns to Buyer, and Buyer hereby purchases, all of Seller’s rights, title and interest in and to a portion of the Note representing US$51,988,242.00 of the Outstanding Amount (the “Note Partition”).

1.2. Closing. The closing of the sale and purchase of the Note (the “Closing”) shall take place at 9:00 a.m. New York City time at the offices of ArentFox Schiff LLP, in Washington, D.C., on the first business day following the satisfaction or waiver of the conditions precedent set forth herein or such other place as the parties may agree (the “Closing Date”).

1.3. Further Assurances. Each party shall do and perform or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements (including, without limitation, additional assignments of rights, obtaining any consents, exemptions, authorizations, or other actions) as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

2. Representations and Warranties of Seller. Seller hereby makes the following representations and warranties to Buyer:

2.1. Legal Capacity. Seller has all requisite power and authority to enter into, execute and deliver this Agreement, to perform its obligations hereunder, and to consummate the transactions contemplated hereby.

2.2. Authorization; No Contravention. Neither the execution, delivery and performance of this Agreement, nor the consummation of the transactions contemplated hereby, will: (x) result in the creation or imposition of any encumbrance against the Note or the Note Partition; or (y) result in a breach of or constitute a default under Seller’s governing documents or any agreement, lease or instrument to which Seller is a party or by which it or any of its properties may be bound or result in the creation of any encumbrance thereunder.

2.3. Governmental Authorization; Third Party Consents. No permit, consent, waiver, order, ratification, license, approval or authorization of or issued or granted by, or declaration or notice to or filing or registration with, any governmental entity or other person is required in connection with the execution, delivery or performance of this Agreement or the consummation hereof by the Seller that has not been obtained.

2.4. Binding Effect. This Agreement has been duly executed and delivered by Seller and constitutes the legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, except to the extent that such enforcement may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors’ rights generally; and (ii) laws governing specific performance, injunctive relief and other equitable remedies.

2.5. Ownership of Note. Seller has good, legal and valid title to the Note and is the beneficial owner of the Note free and clear of any and all encumbrances. Upon transfer to Buyer by Seller of the Note Partition, Buyer will have good and unencumbered title to the Note Partition, free and clear of any and all encumbrances.

2.6. Broker’s, Finder’s or Similar Fees. There are no brokerage commissions, finder’s fees or similar fees or commissions payable by any party in connection with the transactions contemplated hereby based on any agreement, arrangement or understanding with Seller or any action taken by Seller. Further, Seller paid no brokerage commissions, finder’s fees or similar fees or commission to any party with respect to the transactions contemplated hereby.

3. Representations and Warranties of Buyer. Buyer hereby makes the following representations and warranties to Seller:

3.1. Authority. Buyer has all requisite power and authority to enter into, execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby.

3.2. Authorization; No Contravention. Neither the execution, delivery and performance of this Agreement, nor the consummation of the transactions contemplated hereby, will result in a breach of or constitute a default under Buyer’s governing documents or any agreement, lease or instrument to which Buyer is a party or by which it or any of its properties may be bound or result in the creation of any encumbrance thereunder.

3.3. Governmental Authorization; Third Party Consents. No permit, consent, waiver, order, ratification, license, approval or authorization of or issued or granted by, or declaration or notice to or filing or registration with, any governmental entity or other person is required in connection with the execution, delivery or performance of this Agreement by the Buyer that has not been obtained.

3.4. Binding Effect. This Agreement constitutes the legal, valid and binding obligation of Buyer, enforceable against it in accordance with its terms, except to the extent that such enforcement may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors’ rights generally; and (ii) laws governing specific performance, injunctive relief and other equitable remedies.

3.5. Broker’s, Finder’s or Similar Fees. There are no brokerage commissions, finder’s fees or similar fees or commissions payable by anyone in connection with the transactions contemplated hereby based on any agreement, arrangement or understanding with Buyer or any action taken by Buyer.

4. Representations and Warranties of Company. The Company hereby makes the following representations and warranties to Buyer and Seller:

4.1. Legal Capacity. The Company is duly organized and validly existing under the laws of the jurisdiction of its formation. The Company has all requisite limited liability company power and authority to enter into, execute and deliver this Agreement, to perform its obligations hereunder, and to consummate the transactions contemplated hereby.

4.2. Authorization; No Contravention. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized, approved and ratified by all necessary limited liability company action on the part of the Company. Neither the execution, delivery and performance of this Agreement, nor the consummation of the transactions contemplated hereby, will: (x) conflict with or violate any provision of the Company’s organizational documents; or (y) result in a breach of or constitute a default under any agreement, lease or instrument to which the Company is a party or by which it or any of its properties may be bound or result in the creation of any encumbrance thereunder.

4.3. Governmental Authorization; Third Party Consents. No permit, consent, waiver, order, ratification, license, approval or authorization of or issued or granted by, or declaration or notice to or filing or registration with, any governmental entity or other person is required in connection with the execution, delivery or performance of this Agreement by the Company that has not been obtained.

4.4. Binding Effect. This Agreement has been duly executed and delivered by Seller and constitutes the legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, except to the extent that such enforcement may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors’ rights generally; and (ii) laws governing specific performance, injunctive relief and other equitable remedies.

5. Post-Closing Obligations of Seller, Buyer, and the Company.

5.1. Return of Note; Reissuance. Promptly following the Closing, Seller will return to the Company the original executed Note. Upon receipt of the original executed Note, the Company will issue, on substantially the same form as the Note, two new promissory notes as follows:

(a) A newly issued promissory note to Buyer in the principal amount of US$50,000,000; and

(b) A newly issued promissory note to Seller in a principal amount equal to the sum of: (i) the Outstanding Amount of the Note as of the date of Closing, minus (ii) US$50,000,000.

6. Miscellaneous.

6.1. Entire Agreement; Amendment. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof, and supersedes any prior agreement or understanding among them with respect to the matters referred to herein. This Agreement may not be amended, modified or supplemented except by a written instrument signed by each of the parties hereto.

6.2. Governing Law. This Agreement and the rights and obligations of the parties hereto will be governed by, and construed and interpreted in accordance with, the laws of Hong Kong applicable to agreements made to be performed within Hong Kong. Each party hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the courts located in Hong Kong.

6.3. No Waiver. Waiver by any party hereto of any breach or default by either party hereto of any of the terms of this Agreement will not operate as a waiver of any other breach or default, whether similar to or different from the breach or default waived. No waiver of any provision of this Agreement will be implied from any course of dealing between the parties hereto or from any failure by any party to assert its rights hereunder on any occasion or series of occasions.

6.4. Assignment. The provisions of this Agreement will be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and permitted assigns. No party hereto may directly or indirectly assign any of its rights or obligations hereunder without the consent of each of the other parties hereto. Any attempted assignment in violation of the foregoing shall be void ab initio.

6.5. Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument. Delivery of a copy of this Agreement bearing an original signature by facsimile transmission or by electronic mail in “portable document format” form will have the same effect as physical delivery of the paper document bearing the original signature.

6.6. Notices. All notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement will be in writing and will be deemed to have been duly given if (a) delivered personally, (b) mailed by certified or registered mail with postage prepaid, (c) sent by next-day or overnight mail or delivery or (d) sent by facsimile (with confirmation of receipt), as follows (or to such other address as the party entitled to notice hereafter designates in accordance with the terms hereof):

if to Seller:

MMTEC, Inc.

Room 2302, 23rd Floor

FWD Financial Center

308 Des Voeux Road Central

Sheung Wan, Hong Kong

Attention: Min Kong

with a copy to:

ArentFox Schiff LLP

1717 K Street NW

Washington, D.C. 20024

Attention: Ralph V. De Martino, Esq.

Telephone No.: (202) 724-6848

Email: ralph.demartino@afslaw.com

if to Buyer:

Infinity Asset Solutions Ltd.

OMC Chambers, Wickhams Cay 1,

Road Town, Tortola,

British Virgin Islands

Attention: Jennifer Shao

if to the Company:

XChange TEC.INC

No. 801, Building 1, 1136 Xinzha Road

JingAn District, Shanghai, 200041

People’s Republic of China

Attention: Zhichen Sun

All such notices, requests, demands, waivers and other communications will be deemed to have been received on the day delivered; provided that such delivery is confirmed by signed receipt of delivery or, if delivery by fax, by a fax or other electronic transmission confirmation of transmittal.

6.7. Joint Participation. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof will arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

6.8. Severability. The invalidity or unenforceability of any provision of this Agreement in any jurisdiction will not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of this Agreement, including that provision, in any other jurisdiction. Any provision of this Agreement held illegal, invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable. To the extent legally permissible, any illegal, invalid or unenforceable portion of any provision of this Agreement will be replaced by a valid provision that will implement the purpose of the illegal, invalid or unenforceable provision.

6.9. Further Assurances. Each party to this agreement will execute and deliver such other certificates, agreements and documents, and take such other actions, as may reasonably be requested by the other parties hereto in connection with the matters contemplated by this Agreement and the achievement of its purposes.

6.10. Injunctive Relief. The parties to this Agreement acknowledge and agree that they will be irreparably damaged in the event this Agreement is not specifically enforced. Each of the parties hereto therefore agrees that, in the event of a breach of any provision of this Agreement, the aggrieved party may elect to institute and prosecute proceedings in a Specified Court to seek specific performance or to enjoin the continuing breach of this Agreement. Such remedies will, however, be cumulative and not exclusive, and will be in addition to any other remedy which such party may have.

6.11. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM, WHETHER IN CONTRACT OR TORT, AT LAW OR IN EQUITY, ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

6.12. Transaction Fees. Each party shall be responsible for its own attorneys’ fees and other costs and expenses associated with documenting and closing the transaction contemplated by this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have executed, or have caused to be executed, this Agreement on the date first written above.

SELLER:

MMTEC, INC.

By:	/s/ Min Kong
Name:	Min Kong
Title:	CFO

BUYER:

Infinity Asset Solutions Ltd.

By:	/s/ Jennifer Shao
Name:	Jennifer Shao
Title:	Director

COMPANY:

XCHANGE TEC.INC

By:	/s/ Zhichen Sun
Name:	Zhichen Sun
Title:	CEO